Exhibit 10.1
EXECUTION VERSION
WESTWOOD ONE, INC.
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of August 17, 2010, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the lenders under the Credit Agreement (defined below) (the “Lenders”) that are signatory hereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent for the Lenders (“Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement (defined below).
WITNESSETH:
WHEREAS, the Company, Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement” and as in effect after giving effect to this Amendment, the “Credit Agreement”);
WHEREAS, the Company is also party to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as amended from time to time the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the “Notes”);
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Securities Purchase Agreement as more particularly provided in that certain Third Amendment to Securities Purchase Agreement (the “Third Notes Amendment”), dated as of August 17, 2010, by and between the Company and the requisite noteholders; and
WHEREAS, the Company has requested that the Lenders amend certain provisions of the Existing Credit Agreement as more particularly provided herein; and
WHEREAS, subject to the satisfaction of the conditions set forth in Section 2 hereof, the Lenders are willing to agree to amend such provisions of the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Lenders party hereto agree as follows:
1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows (the “Credit Agreement Amendment”):
(a) Article 5 of the Existing Credit Agreement is hereby amended by inserting a new Section 5.11 at the end thereof to read as follows:
5.11 Sale of DG FastChannel Stock.
The Borrower will use commercially reasonable efforts to sell, in one or more transactions and at prices and terms deemed advisable by the Borrower, all of the shares of capital stock of DG FastChannel, Inc. held by it as promptly as practicable after the Third Amendment Effective Date and, in any event, not later than November 30, 2010, subject to the terms of Section 6.8(f) hereof.
(b) Section 6.1 of the Existing Credit Agreement is hereby amended by deleting the word “and” from the end of clause (vi) thereof, inserting the word “and” at the end of clause (vii) thereof, and inserting a new clause (viii) to read as follows:
(viii) the issuance and sale by the Borrower to Gores Radio Holdings and its Affiliates of up to an aggregate of $15,000,000 of common stock of the Borrower in accordance with the terms and provisions of the 2010 Purchase Agreement.
(c) Section 6.5 of the Existing Credit Agreement is hereby amended by deleting the word “and” immediately following clause (e) thereof, by deleting the period at the end of clause (f) thereof and inserting “; and” in lieu thereof and inserting a new clause (g) to read as follows:
(g) any acquisition of assets of, or Equity Interests in, any Person (other than an Affiliate of the Borrower or any of the Gores Parties) during the period from August 17, 2010 through and including July 15, 2012 solely in exchange for the issuance of Qualified Equity Interests of the Borrower, so long as the fair market value of all such acquired assets and Equity Interests (determined as of the date of the acquisition thereof) does not, in the aggregate, exceed (i) $20,000,000 during the period commencing on August 17, 2010 through and including August 16, 2011, and (ii) $20,000,000 during the period commencing on August 17, 2011 through and including July 15, 2012.
(d) Section 6.8 of the Credit Agreement is hereby amended by deleting the word “and” immediately following clause (d) thereof, by deleting the period at the end of clause (e) thereof and inserting “; and” in lieu thereof and inserting a new clause (f) to read as follows:
(f) the sale of the shares of capital stock of DG FastChannel, Inc. held by the Borrower in accordance with Section 5.11 hereof; provided that upon the sale of such shares of capital stock the Borrower shall exercise its option under Section 7.3 of the New Senior Note Agreement to prepay the New Senior Notes in an aggregate principal amount equal to the Net Cash Proceeds (as defined in the New Senior Note Agreement) from the sale of such shares.

(e) Article 6 of the Existing Credit Agreement is hereby amended by inserting a new Section 6.14 at the end thereof to read as follows:
6.14. Amendment of 2010 Purchase Agreement.
The Borrower will not, without the consent of Required Lenders, amend, modify, change or waive, or consent or agree to any amendment, modification, change or waiver to, the dates by which the purchase and sale of the shares under the 2010 Purchase Agreement must be made, the price per share of such shares, the aggregate purchase price for such shares or any other terms of the 2010 Purchase Agreement in a manner that is adverse to any Lender (in its capacity as a Lender).
(f) Section 7.1 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

“Date	Ratio
March 31, 2010	9.20 to 1.0
June 30, 2010	8.65 to 1.0
September 30, 2010	12.95 to 1.0
December 31, 2010	12.95 to 1.0
March 31, 2011	12.95 to 1.0
June 30, 2011	12.65 to 1.0
September 30, 2011	11.50 to 1.0
December 31, 2011	10.35 to 1.0
March 31, 2012	9.20 to 1.0
June 30, 2012 and the last day of each fiscal quarter thereafter	8.65 to 1.0”
(g) Article 8 of the Existing Credit Agreement is hereby amended by deleting the “or” at the end of clause (l) thereof, deleting the period at the end of clause (m) thereof and inserting “; or” in lieu thereof and inserting a new clause (n) to read as follows:
(n) the 2010 Stock Purchase (as defined in the Third Amendment) is not consummated on or prior to September 7, 2010 or the 2011 Stock Purchase (as defined in the Third Amendment) is not consummated on or prior to February 28, 2011, in each case, in accordance with the terms and provisions of the 2010 Purchase Agreement; provided that the Borrower and Gores Radio Holdings shall have no obligation to consummate the 2011 Stock Purchase in the event that on or prior to February 28, 2011 the Borrower and its Subsidiaries shall have received Net Cash Proceeds (as defined in the New Senior Note Agreement) of at least $10,000,000 from the issuance and sale of Qualified Equity Interests of the Borrower to any Person (other than any Subsidiary), other than in connection with (i) the 2010 Stock Purchase, and (ii) any stock or option grant to an employee of the Borrower or any Subsidiary under a stock option plan or other similar incentive or compensation plan of the Borrower or its Subsidiaries or upon the exercise thereof.

(h) Schedule 1.1 to the Existing Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:
“2010 Purchase Agreement” means that certain Purchase Agreement, dated as of August 17, 2010, by and between the Borrower and Gores Radio Holdings.
“Disqualified Equity Interests” means any Equity Interests of the Borrower that (a) require the payment of any dividends, (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) in each case, prior to the one year anniversary of Maturity Date, or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests.
“Qualified Equity Interests” means any Equity Interests of the Borrower that do not constitute Disqualified Equity Interests.
“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of August 17, 2010, by and among the Borrower and the Lenders party thereto.
“Third Amendment Effective Date” means the “Effective Date” as defined in the Third Amendment.
(i) The definition of “Initial Sponsor Letter of Credit” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Initial Sponsor Letter of Credit” means that certain Irrevocable Standby Letter of Credit in the amount of $15,000,000 issued as of the Closing Date by Union Bank of California, N.A. in favor of Agent, as beneficiary, on behalf of the Sponsor Guarantors, as applicants, as amended by that certain Amendment No. 2 thereto issued as of the Third Amendment Effective Date by Union Bank of California, N.A. to increase the amount of such Irrevocable Standby Letter of Credit to $17,500,000.

(j) The definition of “Loan Documents” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Loan Documents” means the Agreement, any Compliance Certificate, the Fee Letter, the Guaranty, the Letters of Credit, the Sponsor Guaranty and Put Agreement, the Sponsor Letter of Credit, the Gores Limited Guaranty Subordination Agreement (if any), the 2010 Purchase Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower or any of its Subsidiaries or any Sponsor Guarantor and the Lender Group in connection with the Agreement.
(k) The definition of “Maximum Revolver Amount” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Maximum Revolver Amount” means $20,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.
(l) The definition of “Sponsor UBOC Documents” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Sponsor UBOC Documents” means that certain Amended and Restated Revolving Credit Agreement dated as of February 16, 2010 among Gores Capital Partners II, L.P., Gores Co-Invest Partnership II, L.P., Gores Capital Partners III, L.P., Gores Co-Invest Partnership III, L.P., as amended, restated, supplemented or otherwise modified from time to time.
(m) Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule C-1 to this Amendment.
2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights hereunder, until satisfaction of the condition set forth in the penultimate sentence of this Section 2 and until each of the following conditions have been satisfied:
(a) Agent shall have received a copy of this Amendment executed by the Loan Parties, the Sponsor Guarantors and the Required Lenders;
(b) Agent shall have received a copy of the fully executed Third Notes Amendment in form and substance reasonably satisfactory to Agent and Required Lenders (a true, correct and complete copy of which is attached hereto as Exhibit A), which, among other things, provides the New Senior Noteholders’ consent to the Third Amendment, including the increase in the Maximum Revolver Amount from $15,000,000 to $20,000,000, and provides that Agent and Lenders are intended third party beneficiaries to such consent;

(c) Agent shall have received a copy of the fully executed Amendment No. 1 to Guaranty (With Put Option) in the form attached as Exhibit B hereto (the “Sponsor Guaranty Amendment”);
(d) Agent shall have received a fully executed copy of that certain Purchase Agreement, dated as of the date hereof (the “2010 Purchase Agreement”), by and between Gores Radio Holdings and the Company in form and substance satisfactory to the Required Lenders (a true, correct and complete copy of which is attached hereto as Exhibit C), which provides, among other things for (i) the purchase by Gores Radio Holdings, in cash, of not less than $5,000,000 of new shares of common stock of the Company on or prior to September 7, 2010 at a purchase price equal to at least $6.50 per share and otherwise on terms and conditions reasonably satisfactory to the Required Lenders (the “2010 Stock Purchase”); and (ii) subject to the terms of Section 2.1 of the 2010 Purchase Agreement (as in effect on the date hereof), the purchase by Gores Radio Holdings, in cash, of not less than $10,000,000 of new shares of common stock of the Company on or prior to February 28, 2011 (or such earlier date as may be necessary to remedy any liquidity shortfall of the Company on the terms and conditions set forth in the 2010 Purchase Agreement) at a purchase price per share equal to the Fair Market Value (as defined below) thereof and otherwise on terms and conditions reasonably satisfactory to the Required Lenders (the “2011 Stock Purchase”)
(e) Agent shall have received the Third Amendment Fee (as defined below) for the benefit of the Lenders party to the Credit Agreement as of the date hereof;
(f) Agent shall have received a copy of an amendment no. 2 to Irrevocable Standby Letter of Credit in the amount of $15,000,000 issued as of the Closing Date by Union Bank of California, N.A. in favor of Agent, as beneficiary, on behalf of the Sponsor Guarantors, as applicants increasing the amount of such Irrevocable Standby Letter of Credit from $15,000,000 to $17,500,000 in the form attached as Exhibit D hereto issued as of the Third Amendment Effective Date by Union Bank, N.A. in favor of Agent, as beneficiary, together with evidence satisfactory to Agent that the original of such Irrevocable Standby Letter of Credit has been sent to Agent for delivery no later than one calendar day following the date of this Amendment.
(g) Agent shall have received a fully executed opinion of Sponsor Guarantors’ counsel in form and substance satisfactory to Agent with respect to this Amendment and the Sponsor Guaranty Amendment;
(h) Agent shall have received a fully executed certificate from the Secretary of each Sponsor Guarantor in form and substance satisfactory to Agent (i) attesting to the resolutions of such Sponsor Guarantor’s general partner authorizing its execution, delivery, and performance of this Amendment and the Sponsor Guaranty Amendment, (ii) authorizing specific officers of such Sponsor Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of the general partner of such Sponsor Guarantor; and

(i) the representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the date hereof.
In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Lenders (such satisfaction to be established by the execution and delivery of this Amendment by the Required Lenders). The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
For purposes of clause (d) above, the “Fair Market Value” per share of common stock of the Company on a given date shall mean (x) if the shares of common stock of the Company are publicly traded in the over-the-counter market, then the average of the per share volume-weighted average price for the Company’s Primary Exchange as displayed under the heading “VWAP” on the Bloomberg Financial Markets Information Service (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “WWON<Equity><VWAP>” (or the equivalent successor if such page is not available), in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day, for the thirty (30) consecutive trading days ended on the trading day immediately preceding such date, or (y) if no such quotations are available, the fair value of such shares as of such date as determined by mutual agreement of the Board of Directors of the Company and the Agent, or, if they shall fail to agree within 10 Business Days (or a further period on written agreement of all such parties), by an independent internationally-recognized investment banking firm selected by the Board of Directors with the consent of the Agent (the fees and expenses of which shall be paid by the Company). Notwithstanding the foregoing, if the Fair Market Value of the shares of common stock of the Company determined in accordance with clause (x) or (y) of the preceding sentence, as applicable, is less than $4.00 per share, the Fair Market Value of each share of Common Stock shall be deemed to be $4.00 per share for purposes of the 2011 Stock Purchase, and if the Fair Market Value of the shares of common stock of the Company determined in accordance with clause (x) or (y) of the preceding sentence, as applicable, is greater than $9.00 per share, the Fair Market Value of each share of Common Stock shall be deemed to be $9.00 per share for purposes of the 2011 Stock Purchase. For purposes hereof, the “Primary Exchange” means the “Primary Exchange” identified on page 2 on the Bloomberg Financial Markets Information Service (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “WWON<Equity> DES” (or the equivalent successor if such page is not available).

3. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agent and Lenders that:
(a) The execution and delivery by the Company and each other Loan Party of this Amendment, and the performance by the Company and each other Loan Party of the Credit Agreement, this Amendment and the Third Notes Amendment (i) are within the Company’s and each such other Loan Party’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s or any other Loan Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company, any other Loan Party or any Subsidiary; (v) except as set forth on Schedule 3(e) hereto with respect to the Securities Purchase Agreement, do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company, any other Loan Party or any of their respective Subsidiaries is a party or by which the Company, any other Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except as set forth on Schedule 3(e) hereto with respect to the Securities Purchase Agreement and except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.
(b) This Amendment has been duly executed and delivered by the Company and this Amendment constitutes, a legal, valid and binding obligation of the Company and each other Loan Party, enforceable against the Company and each other Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.
(c) A true, complete and correct copy of each of the Third Notes Amendment is attached hereto as Exhibit A and the Effective Date (as defined therein) has occurred.
(d) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(e) Except as set forth on Schedule 3(e) hereto, the representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
(f) Other than (i) payment of the reasonable fees, charges and disbursements of Conway, Del Genio, Gries & Co., LLC and counsel to the Noteholders, in each case incurred in connection with the Third Notes Amendment, and (ii) the requirement that the Notes be prepaid with the Net Cash Proceeds (as defined in the Securities Purchase Agreement) of the sale of the Borrower’s shares of the capital stock of DG FastChannel, Inc., no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender, noteholder and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Third Notes Amendment.

4. Third Amendment Fee. In consideration of the agreements of Agent and Lenders set forth herein, the Borrower hereby agrees to pay on the date hereof an amendment fee in the amount of $75,000 to Agent for the ratable benefit of the Lenders party to the Credit Agreement as of the date hereof (the “Third Amendment Fee”), which Third Amendment Fee shall be fully-earned, due and payable and non-refundable on the date hereof.
5. Effect of Amendment. Except as set forth expressly herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires. It is understood that, to the extent the consent of Agent and Lenders is required by the Subordination Agreement or the Credit Agreement for the prepayment of the Notes or the execution, delivery and performance of the Third Notes Amendment, Agent and Lenders hereby consent to the prepayment of the Notes pursuant to Section 9.9(f) of the Securities Purchase Agreement (as in effect on August 17, 2010 after giving effect to the Third Notes Amendment) and the execution, delivery and performance of the Third Notes Amendment (as in effect on August 17, 2010).
6. Confirmation of the Subsidiary Guaranty and the Sponsor Guaranty and Put Agreement.
(a) By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Guaranty continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment.

(b) By executing this Amendment each of the Sponsor Guarantors acknowledges and confirms that (a) the Sponsor Guaranty and Put Agreement (as amended by the Sponsor Guaranty Amendment) continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company and the other Loan Parties under the Credit Agreement, each other Loan Document and this Amendment constitute (i) indebtedness, liabilities and obligations guaranteed under the Sponsor Guaranty and Put Agreement (as amended by the Sponsor Guaranty Amendment) and (ii) Guarantied Obligations (as defined in the Sponsor Guaranty and Put Agreement (as amended by the Sponsor Guaranty Amendment)). Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of Agent and/or any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party nor any Sponsor Guarantor released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment. In order to induce Agent and Lenders to enter into this Amendment, each Sponsor Guarantor hereby warrants to Agent and Lenders, as of the date hereof and after giving pro forma effect to the investments contemplated by the 2010 Purchase Agreement, that the representations and warranties of each Sponsor Guarantor contained in the Sponsor Guaranty and Put Agreement (including, without limitation, the representations and warranties set forth in Section 6(a)(x) and 6(a)(xiii) thereof), as amended by the Sponsor Guaranty Amendment, are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates), and that no Sponsor Event of Default (as defined in the Sponsor Guaranty and Put Agreement) has occurred as of the date hereof.
7. Release.
(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Company, each Subsidiary Guarantor and each Sponsor Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Company, any Subsidiary Guarantor, any Sponsor Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.

(b) Company, each Subsidiary Guarantor and each Sponsor Guarantor warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:
SEC. 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Company, each Subsidiary Guarantor and each Sponsor Guarantor hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to this Section 7. In connection with the foregoing waiver and relinquishment, Company, each Subsidiary Guarantor and each Sponsor Guarantor acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Company, each Subsidiary Guarantor and each Sponsor Guarantor to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to this Section 7. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.
(c) Each of Company, each Subsidiary Guarantor and each Sponsor Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.
10. Fees and Expenses. Whether or not this Amendment becomes effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees and expenses of the counsel of the Agent, Goldberg Kohn Ltd.

11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
12. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13. Entire Understanding. This Amendment and the other Loan Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
14. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:
WESTWOOD ONE, INC.

By:	/s/ Roderick M. Sherwood, III
Name: Roderick M. Sherwood, III
Title: President and CFO

GUARANTORS:
METRO NETWORKS COMMUNICATIONS, INC.

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

By:	METRO NETWORKS COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS — NYC, INC.

TLAC, INC.

By:	/s/ Roderick M. Sherwood, III
Name: Roderick M. Sherwood, III
Title: Authorized Signatory
Signature Page to Third Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

AGENT AND LENDER: WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Daniel Whitwer
	Name:	Daniel Whitwer
	Title:	SVP
Signature Page to Third Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

SPONSOR GUARANTORS

GORES CAPITAL PARTNERS II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC,
Its General Partner

	By:	THE GORES GROUP, LLC,
Its Manager

		By	/s/ Steven G. Eisner

Name: Steven G. Eisner
Its: Vice President

GORES CO-INVEST PARTNERSHIP II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC,
Its General Partner

	By:	THE GORES GROUP, LLC,
Its Manager

		By	/s/ Steven G. Eisner

Name: Steven G. Eisner
Its: Vice President
Signature Page to Third Amendment to Credit Agreement

Exhibit A
Third Notes Amendment
See Exhibit 4.1

Exhibit B
Amendment No. 1 to Guaranty (With Put Option)
(Intentionally omitted)

Exhibit C
2010 Purchase Agreement
See Exhibit 10.2

Exhibit D
Irrevocable Standby Letter of Credit
(Intentionally omitted)

Schedule 3(e)
Exceptions to No Conflict Representation and Warranty
Pursuant to Section 4 of the Second Notes Amendment (as defined in the Securities Purchase Agreement), the Company agreed to prepay the Notes on the dates and in the amounts set forth in Section 4 thereof. To the extent any prepayment of the Notes did not equal or exceed the “5% Minimum Requirement” (as defined in the Second Notes Amendment), such prepayment, in the absence of a waiver by each holder of the Notes regarding such optional prepayment on or prior to the date of prepayment, could be deemed a conflict under the terms of the Securities Purchase Agreement solely as a result of the failure of the Company to comply with the 5% Minimum Requirement in connection with such prepayment. The Company’s representations and warranties are qualified in their entirety by reference to such conflict described herein and in Section 4(c) of the Second Notes Amendment and by any other breach of, or conflict with, the 5% Minimum Requirement.
In addition, pursuant to Section 9.9(f) of the Securities Purchase Agreement, the Company has agreed to prepay the Notes with the Net Cash Proceeds (as defined in the Securities Purchase Agreement) from the sale of the shares of capital stock of DG FastChannel, Inc. held by the Company in accordance with Section 8.9 of the Securities Purchase Agreement. To the extent any such prepayment does not equal or exceed the 5% Minimum Requirement (as defined in the Third Notes Amendment), such prepayment, in the absence of a waiver by each Noteholder regarding such optional prepayment on or prior to the date of prepayment, could be deemed a conflict under the terms of the Securities Purchase Agreement solely as a result of the failure of the Company to comply with the 5% Minimum Requirement in connection with such prepayment. The Company’s representations and warranties are qualified in their entirety by reference to such conflict described in Section 4 of the Amendment. To the knowledge of the Company, the failure of the Company to comply with the 5% Minimum Requirement in connection with the prepayment of the Notes contemplated by Section 9.9(f) of the Securities Purchase Agreement would not result in the breach of any representation or warranty contained in Section 4 of the Securities Purchase Agreement, except with respect to Section 4.6(a)(i) thereof to the extent that a prepayment made pursuant to Section 9.9(f) of the Securities Purchase Agreement is deemed to constitute a conflict with the 5% Minimum Requirement set forth in the Securities Purchase Agreement.

Schedule C-1
Commitments

	Revolver	Term Loan
Lender	Commitment	Commitment	Total Commitment
Wells Fargo Capital Finance, LLC	$20,000,000	$20,000,000	$40,000,000

All Lenders	$20,000,000	$20,000,000	$40,000,000